                                                                       EXHIBIT 7

                FIRST AMENDMENT TO GUARANTY ISSUANCE AGREEMENT
                ----------------------------------------------


          THIS FIRST AMENDMENT TO GUARANTY ISSUANCE AGREEMENT (the "First
                                                                    -----
Amendment") is entered into as of June ___, 1996 by and among Hughes Electronics
- ---------
Corporation, a Delaware corporation ("Hughes"), AMSC Subsidiary Corporation, a
                                      ------
Delaware corporation dually incorporated as a Virginia public service corporation ("AMSC") and American Mobile Satellite Corporation, a Delaware
              ----
corporation ("AMSC Parent"), and amends the Guaranty Issuance Agreement dated as
              -----------
of April 19, 1996 among Hughes, AMSC and AMSC Parent (the "Agreement").
                                                           ---------

                                R E C I T A L S:

          Hughes, AMSC and AMSC Parent desire to amend the Agreement on the terms and conditions set forth herein.

                               A G R E E M E N T:

          NOW, THEREFORE, the parties hereto agree as follows:

1.   Terms.  All terms used herein shall have the same meaning as in the
     -----
Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

2.   Recitals.  The following additional recital is hereby added:
     --------

          "WHEREAS, subsequent to April 19, 1996 AMSC and AMSC Parent each have requested that Hughes issue an additional guaranty (the "$10,000,000
                                                                   -----------
          Loan Guaranty") in connection with a contemplated additional interim
          -------------
          loan of $10,000,000 (the "$10,000,000 Loan") for $5,000,000 (50%) of
                                    ----------------
          such $10,000,000 Loan."

3.   Amendatory Provisions to Agreement.  Hughes, AMSC and AMSC Parent agree
     ----------------------------------
that the Agreement is amended as follows:

     (a) Section 1 is amended by deleting the fourth sentence and inserting the following sentence in lieu thereof: "The Longer-Term Financing will involve the repayment of the Bridge Loan, the Interim Loan and the $10,000,0000 Loan."

     (b)  Section 2(b) is amended by adding the following sentence at the end of
Section 2(b):

               In addition, if, as of the Completion Date, the $10,000,000 Loan is fully repaid by AMSC and AMSC Parent and the $10,000,000 Loan Guaranty is fully released without the issuance by Hughes of any Longer-Term Financing guaranty, then the additional consideration delivered to Hughes by AMSC and AMSC Parent shall be as follows: AMSC shall pay to Hughes a fee (the "Ongoing $10,000,000 Loan Guaranty
                                          ---------------------------------
          Fee") calculated daily on 50% of the amount outstanding under the
          ---
          $10,000,000 Loan, at an annual rate equal to the difference between
          (x) the interest rate actually paid on the amount outstanding under the $10,000,000 Loan and (y) eleven percent (11%), calculated from the date on which the $10,000,000 Loan Guaranty was issued to the date the $10,000,000 Loan Guaranty is released, and shall be payable within seven (7) business days after the Completion Date.

     (c)  Section 2(c) is amended by adding the following sentence at the end of
Section 2(c):

               In addition, if, as of the Completion Date, through no Fault of Hughes (as such term is defined in Section 2(f) below) the $10,000,000 Loan is not fully repaid by AMSC and AMSC Parent and the $10,000,000 Loan Guaranty is not fully released (collectively, a "$10,000,000 Loan
                                                                ----------------
          Repayment Failure") then the additional consideration to be delivered
          -----------------
          to Hughes by AMSC and AMSC Parent shall be as follows: (i) AMSC shall pay to Hughes a fee in an amount equal to two and one quarter percent (2 1/4%) of 50% of the amount of the $10,000,000 Loan then outstanding, which fee shall be payable within seven (7) business days after the Completion Date (the "Upfront $10,000,000 Loan Repayment
                                          ----------------------------------
          Failure Fee"); and (ii) AMSC shall pay to Hughes a fee (the "Ongoing
          -----------                                                  -------
          $10,000,000 Loan Repayment Failure Fee") calculated daily on 50% of
          --------------------------------------
          the amount outstanding under the $10,000,000 Loan, at an amount equal to the difference between (X) the interest rate actually paid on the amount outstanding under the $10,000,000 Loan and (Y) eleven percent (11%), and which amount shall be payable from and calculated from and after the date the $10,000,000 Loan Guaranty is issued to the end of each calendar month or part thereof during which the $10,000,000 Loan Guaranty is outstanding, and shall be payable within seven (7) business days after the end of each such month.

     (d)  Exhibit C is amended by adding the following chart:


                              Upfront Fee                Ongoing Fee
                              -----------                -----------
     If $10,000,000                             50% of 11% - actual interest
     Loan is repaid                             rate paid under $10,000,000
     from Longer-Term         - 0 -             Loan from date of issuance of
     Financing without                          $10,000,000 Loan Guaranty
     Hughes Guaranty                            until full repayment


     If $10,000,000                             50% of 11% - actual interest
     Loan is not repaid                         rate paid under $10,000,000
     by 6/30/96               2 1/4%            Loan from date of issuance of
                                                $10,000,000 Loan Guaranty
                                                until full repayment

     (e) Section 2(c) is amended by deleting "Exhibit D" in clause (iii) thereof and inserting "Exhibit F" in lieu thereof.

     (f)  Section 10 is amended and restated in its entirety as follows:

          "10.  Governing Law and Damage Limitation.  This Agreement shall be
                -----------------------------------
           governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The parties hereby irrevocably waive any right to a jury trial with respect to any action or proceeding arising out of or relating to this Agreement. The parties agree that neither party shall be liable hereunder for any special, indirect, consequential or incidental damages, including, without limitation, damages for lost profits or business."

     (g)  Section 12 is amended and restated in its entirety as follows:

          "12.  Reimbursement Agreement.  If Hughes makes any payments under the
                -----------------------
          Bridge Loan Guaranty, the Interim Loan Guaranty or the $10,000,000 Loan Guaranty, each of AMSC and AMSC Parent agrees that it shall be jointly and severally liable to reimburse Hughes for such payments, and that Hughes will be fully subrogated to the extent of such payment to the rights and remedies (including any collateral security) of the lenders under the Bridge Loan, the Interim Loan and the $10,000,0000 Loan. If Hughes acquires any notes evidencing the Bridge Loan, the Interim Loan or the $10,000,000 Loan, or any of such obligations, from the lenders, then Hughes shall acquire all of the rights and remedies (including any collateral security) of such lenders under the Bridge Loan, the Interim Loan and the $10,000,000 Loan. Except as expressly provided herein, Hughes shall have no duties to AMSC or AMSC Parent with respect to the exercise or non-exercise of any of such rights and remedies."

4.   Effectiveness of the Agreement.  Except as hereby amended, the Agreement
     ------------------------------
shall remain in full force and effect, and is hereby ratified and confirmed.

                            [signature page follows]

          IN WITNESS WHEREOF, each of AMSC and AMSC Parent has caused this First Amendment to be executed by its duly authorized officer.

                                       AMSC SUBSIDIARY CORPORATION



                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________



                                       AMERICAN MOBILE SATELLITE CORPORATION



                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________



ACCEPTED AND AGREED:

HUGHES ELECTRONICS CORPORATION



By:_________________________________
Name:_______________________________
Title:______________________________

                             AMENDED AND RESTATED
                                 INTERIM LOAN
                                   GUARANTY
                                   --------

          THIS AMENDED AND RESTATED INTERIM LOAN GUARANTY (this "Guaranty")
                                                                 --------
dated as of June __, 1996, is made by Hughes Electronics Corporation, a Delaware corporation ("Guarantor"), to Toronto Dominion (Texas), Inc. and Morgan Guaranty
              ---------
Trust Company of New York (collectively, the "Guaranteed Parties" and
                                              ------------------
individually, a "Guaranteed Party").
                 ----------------

                                R E C I T A L S:

          WHEREAS, Hughes Communications Satellite Services, Inc., a wholly-owned subsidiary of Guarantor is a shareholder of American Mobile Satellite Corporation, a Delaware corporation ("AMSC"), the parent corporation of AMSC
                                      ----
Subsidiary Corporation, a Delaware corporation (the "Company");
                                                     -------

          WHEREAS, the Company issued to the Guaranteed Parties notes in the aggregate amount of $20,000,000 (the "$20,000,000 Notes") and now proposes to issue to the Guaranteed Parties additional notes in the aggregate amount of $10,000,000 (the "$10,000,000 Notes") (such promissory notes are collectively herein referred to as the "Documents");
                           ---------

          WHEREAS, the Guaranteed Parties are unwilling to extend credit to the Company under the Documents without credit support from shareholders of AMSC;

          WHEREAS, it is in the best interests of Guarantor that the Guaranteed Parties extend credit to the Company, and therefore Guarantor entered into that certain Interim Loan Guaranty dated as of April 19, 1996, which is being amended and restated in its entirety by this Guaranty;

          WHEREAS, concurrently with the execution of this Guaranty, Singapore Telecommunications Ltd. (the "Other Guarantor") is executing and delivering to the Guaranteed Parties its guaranty of the obligations of the Company (the "Other Guaranty");

                                 A G R E E M E N T:

          NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor hereby agrees with and for the benefit of each of the Guaranteed Parties, as follows:

     1.   Guaranty.
          --------
          (a) Guarantor hereby guarantees to each Guaranteed Party (i) the punctual payment when due of each and every obligation of the Company for the payment of principal or interest owing by the Company to such Guaranteed Party under the Documents and (ii) expenses owing by the Company under Section 6 of the Documents (collectively, the "Guaranteed Obligations") and (iii) any and all
                                  ----------------------
reasonable fees and expenses (including, without limitation, reasonable attorneys' fees) incurred by each Guaranteed Party in successfully enforcing any rights of each Guaranteed Party under this Guaranty; provided, however, that the
                                                     ------------------
liability of Guarantor with respect to outstanding and unpaid principal amounts under the Documents shall not exceed $25,000,000, less 100% of any amounts repaid to the Guaranteed Parties under the $20,000,000 Notes by the Company (whether paid by the Company or from insurance proceeds) and less 50% of any amounts repaid to the Guaranteed Parties under the $10,000,000 Notes by the Company (whether paid by the Company or from insurance proceeds), plus any amount that would otherwise be payable by the Other Guarantor but is not so payable due to the application of Section 14 of the Other Guaranty. The Guaranteed Parties may permit the Guaranteed Obligations to exceed Guarantor's maximum liability hereunder without impairing the obligations of Guarantor hereunder; provided, however, that if the Guaranteed Parties increase the
           ------------------
principal amount owed by the Company under the Documents or increase the interest rate or fees payable by the Company under the Documents, such increased amounts shall not be part of the Guaranteed Obligations without the prior written consent of Guarantor, and all payments received by the Guaranteed Parties with respect to the obligations of the Company under the Documents (including any proceeds of insurance) shall be deemed to be first applied to the guaranteed portion of such obligations, thereby reducing Guarantor's liability hereunder (pro rata with the reduction of liability under the Other Guaranty). In the event that any of the foregoing obligations shall not be paid when due, Guarantor will pay such obligations within five (5) Business Days after Guarantor's receipt of demand therefor; provided that demand for payment of any Guaranteed Obligations shall constitute demand for payment of all interest under the Documents accrued and unpaid from the date of such demand through the date of payment by the Guarantor, and provided further that Guarantor may cause such obligation or liability to be paid on its behalf by any corporation affiliated with it. The payments made by the Guarantor of any Guaranteed Obligations, whether on behalf of the Company prior to a default or after demand on Guarantor, shall be deemed to cure any related payment default under the Documents and any such payments with respect to the principal portion of the Guaranteed Obligations shall reduce Guarantor's liability under this Section 1(a) with respect to principal.
          (b) This Guaranty is a guaranty of payment and not of performance or collection and is in no way conditioned or contingent upon any attempt to collect from the Company.
          (c) Guarantor shall be subrogated to all rights of the applicable Guaranteed Party against the Company, and any collateral security or guarantees therefor, in respect of any amounts paid by Guarantor pursuant to the provisions of this Guaranty; provided that Guarantor shall not exercise any rights of
                  --------
subrogation, reimbursement or contribution from or against the Company with respect to payments made under this Guaranty until Guarantor has satisfied its obligations under this Guaranty or all of the Guaranteed Obligations have been paid in full.
          (d) The liability of Guarantor and the liability of the Other Guarantor under the Other Guaranty shall be independent and several obligations, and Guarantor shall have no liability whatsoever with respect to the obligations under the Other Guaranty. Any amounts of principal repaid to the Guaranteed Parties by the Company (whether paid by the Company or from insurance proceeds) under the $20,000,000 Notes or the $10,000,000 Notes shall be allocated 2/3 to the $20,000,000 Notes and 1/3 to the $10,000,000 Notes for so long as principal remains outstanding with respect to both the $20,000,000 Notes and the $10,000,000 Notes.
          (e) Guarantor may, at its option, satisfy its obligations hereunder with respect to principal and interest by purchasing the notes issued to the Guaranteed Parties in outstanding principal amounts equal to the amount of Guarantor's maximum liability with respect to principal under Section 1(a) above, together with accrued and unpaid interest thereon. Upon payment of such amount, each Guaranteed Party shall assign to Guarantors notes in the aggregate amount so purchased, and shall execute and deliver to Guarantor (at Guarantor's expense) such other documents as Guarantor may reasonably request to assign the notes, together with all collateral security therefor, and for Guarantor to assume the rights and obligations of the Guaranteed Parties under the Documents to the extent of the purchased notes.

          2.  Guaranty Absolute.  Except as otherwise provided in this Guaranty,
              -----------------
the liability of Guarantor under this Guaranty with respect to each and all of the Guaranteed Obligations shall be irrevocable and shall be absolute and unconditional irrespective of, and shall not be released, discharged or in any way affected by:
          (a) any waiver, extension, renewal or modification of, or any consent to departure from, any Document, including, without limitation, any waiver or consent involving a change in the time, manner or place of payment of all or any of the Guaranteed Obligations contained in any Document, but subject to the provisions of Section 1 above;

          (b) any extension of the time for payment by the Company or any other Person of any Guaranteed Obligation under any Document;
          (c) any failure, omission or delay by any Guaranteed Party to enforce, assert or exercise any right, power or remedy conferred on or available to it including, without limitation, to enforce any guaranty by AMSC of the Company's obligations;
          (d) the voluntary or involuntary liquidation, dissolution, sale of assets, marshalling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of or similar proceeding affecting the Company, Guarantor, any Guaranteed Party or any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;
          (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, any Guaranteed Party or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim or right by separate suit or counterclaim;
          (f) any invalidity or unenforceability relating to or against the Company for any reason of any Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of any Guaranteed Obligation; or
          (g) any other act or omission to act or delay of any kind by the Company, any Guaranteed Party or any other person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor's obligations hereunder.

          Notwithstanding the foregoing, the Guaranteed Parties shall not (i) release the Company or any other guarantor from liability for the Guaranteed Obligations, (ii) release or otherwise impair any collateral security at any time held for the Guaranteed Obligations, or (iii) waive any rights to receive proceeds of any insurance, or (iv) extend the maturity date under the Documents to a date later than September 30, 1996, except in each case as consented to by Guarantor and if either Guaranteed Party does so release the Company, any other guarantor or any collateral security, or waive any rights to proceeds of insurance, or extend the maturity date, Guarantor shall be released and discharged from any liability under this Guaranty.

This Guaranty shall continue to be effective or be reinstated, as the case may be, with respect to any Guaranteed Party if at any time any payment of any of the Guaranteed Obligations owed such Guaranteed Party is rescinded or must otherwise be returned by such Guaranteed Party, as the case may be, upon the insolvency, bankruptcy or reorganization of the Company, Guarantor (or any corporation affiliated with Guarantor that makes a payment on Guarantor's behalf pursuant to Section 1(a) hereof) or otherwise, all as though such payment had
            -------
not been made. If the payment of, or the acceleration of the time for payment of, any sum required to be made by the Company under any Document shall at any time be prevented by reason of a case or proceeding under bankruptcy, insolvency or other similar law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, such sum shall be deemed to be payable in accordance with the terms of such Document, and, subject to the limitations in Section 1 above, Guarantor shall pay such sum and any other amounts guaranteed hereunder within five (5) Business Days after Guarantor's receipt of demand therefor.

     3.   Waiver.  Except as otherwise provided in this Guaranty, Guarantor
          ------
hereby unconditionally waives, as to any Guaranteed Party, to the greatest extent permitted by applicable law, (a) any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Guaranteed Party upon this Guaranty, or acceptance of this Guaranty, and the Guaranteed Obligations, (b) any requirement that any Guaranteed Party exhaust any right or take any action against the Company, any other guarantor or any other person or any collateral, (c) all notices which may be required by statute, rule of law or otherwise to preserve any rights against Guarantor hereunder, including, without limitation, any demand, presentment, protest, proof or notice of nonpayment of any amounts payable under or in respect of the Documents, and notice of any failure on the part of the Company to perform and comply with any term or condition of any Document, (d) any rights to the enforcement, assertion or exercise by any Guaranteed Party of any right, remedy, power or privilege under or in respect of any of the Documents, (e) any requirement of diligence and (f) notice of acceptance of this Guaranty. Any Guaranteed Party that is entitled to receive payments required to be made by Guarantor hereunder in respect of any Guaranteed Obligation shall have the right to enforce this Guaranty (by bringing suit or otherwise) directly against Guarantor with respect to such Guaranteed Obligations without bringing suit against the Company or any other person, as the case may be.

     4.   Amendments, Etc.  No amendment or waiver of any provision of this
          ---------------
Guaranty shall in any event be effective unless the same shall be in writing and
(a) with its enforcement against any Guaranteed Party, signed by such Guaranteed Party, or (b) with respect to its enforcement against Guarantor, signed by Guarantor.

     5.   No Waiver; Remedies.  No failure on the part of any Guaranteed
          -------------------
Party to exercise, and no delay in any Guaranteed Party's exercise of, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder by any Guaranteed Party preclude any other or further exercise thereof or the exercise of any other right by such Guaranteed Party. Any Guaranteed Party may specifically waive any breach of this Guaranty by Guarantor; provided that no such waiver shall be effective or binding unless in writing, and that no such waiver shall constitute a continuing waiver of similar or other breaches.

     6.   Continuing Guaranty.  This Guaranty shall remain in full force and
          -------------------
effect in accordance with the terms hereof until the earlier of (i) payment in full of all of the Guaranteed Obligations and (ii) the date on which Guarantor has satisfied all of its obligations under this Guaranty. The obligation of Guarantor under Section 1(a)(iii) to pay any fees and expenses owing in connection with the enforcement of this Guaranty shall survive such termination. This Guaranty shall be binding upon Guarantor, its successors and assigns, and inure to the benefit of and be enforceable by the successors, transferees and assigns of each Guaranteed Party permitted under the Documents. Guarantor agrees that in the discharge of its obligations hereunder no judgment, order, or exhaustion need be obtained, and no action, suit or proceeding need be brought, and no other remedies need be exhausted against the Company or any other Person for performance by Guarantor of its obligations hereunder.

     7.   Notices, Etc.  All notices, demands, requests, consents, approvals
          ------------
and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in the Documents, and if to Guarantor, sent to it at its address or fax number shown on the signature pages of this Guaranty.

     8.   Separability of This Guaranty.  In case any term or provision of this
          -----------------------------
Guaranty or any application thereof to any circumstance shall, in any circumstances or jurisdiction and to any extent, be invalid, illegal or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances or jurisdictions other than those as to which it is held invalid, illegal or unenforceable.

     9.   Further Assurances.  Guarantor hereby agrees to execute and deliver
          ------------------
all such instruments and take all such action as any Guaranteed Party may from time to time reasonably request in order to fully effectuate the purposes of this Guaranty.

     10.  Headings.  The headings contained in this Guaranty are for convenience
          --------
of reference only and shall not modify, define or limit any of the terms or provisions hereof.

     11.  Governing Law and Damage Limitation.  This Guaranty shall be governed
          -----------------------------------
by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The parties hereby irrevocably waive any right to a jury trial with respect to any action or proceeding arising out of or relating to this Agreement. The parties agree that Guarantor shall not be liable hereunder for any special, indirect, consequential or incidental damages, including, without limitation, damages for lost profits or business.

     12.  Representations and Warranties of Guarantor.  Guarantor represents
          -------------------------------------------
and warrants to each Guaranteed Party that:
          (a) It is a corporation duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to enter into and perform its obligations under this Guaranty.
          (b) This Guaranty has been duly authorized by all necessary corporate action on the part of, and has been duly executed and delivered by, Guarantor, and none of the execution and delivery hereof, the consummation of the transactions contemplated hereby or compliance by Guarantor with any of the terms and provisions hereof (i) requires any approval of stockholders or approval or consent of any trustee or holders of any indebtedness or obligations of Guarantor other than such approvals or consents as have been obtained, (ii) contravenes any law, judgment, governmental rule or regulation or order applicable to or binding on Guarantor or any of its properties, the contravention of which would have a material adverse effect on the financial condition of Guarantor and its subsidiaries taken as a whole or on the ability of Guarantor to perform any of its obligations under this Guaranty, (iii) contravenes or results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement for borrowed money, contract or other agreement or instrument to which Guarantor is a party or by which it or any of its properties may be bound, the contravention, breach or default of which would have a material adverse effect on the financial condition of Guarantor and its subsidiaries taken as a whole or on the ability of Guarantor to perform any of its obligations under this Guaranty, or (iv) contravenes its corporate charter or by-laws.
          (c) Neither the execution, delivery and performance by Guarantor of this Guaranty nor the consummation of any of the transactions contemplated hereby requires the consent, approval or authorization of, the giving of prior notice to, or the prior registration, recording or filing of any document with, or the taking of any other action in respect of, any governmental agency or authority.
          (d) This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity.
          (e) Guarantor has delivered copies of the consolidated balance sheet of Guarantor and its consolidated subsidiaries as of the end of its most recent fiscal year, and related statements of consolidated income and cash flow and stockholder's equity for the fiscal year then ended, accompanied by the report of its independent accountants. Such statements fairly present, in accordance with generally accepted accounting principles, the financial position of Guarantor and its consolidated subsidiaries as of such date and the results of their operations and cash flows for such fiscal year.

     13.  Effect of this Guaranty.  This Guaranty amends and restates in its
          -----------------------
entirety the Interim Loan Guaranty dated as of April 19, 1996 issued by Guarantor for the benefit of the Guaranteed Parties.



                            [signature page follows]

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized officer.

                                       HUGHES ELECTRONICS CORPORATION



                                       By:_________________________________
                                       Name:_______________________________
                                       Title:______________________________


                                       ADDRESS FOR NOTICES:

                                       7200 Hughes Terrace
                                       M/S CI/A 700
                                       Los Angeles, California 90045-0066
                                       Attention: Roderick Sherwood, III



ACCEPTED AND AGREED:

TORONTO DOMINION (TEXAS), INC.


By:__________________________________
Name:________________________________
Title:_______________________________


MORGAN GUARANTY TRUST COMPANY OF NEW YORK


By:__________________________________
Name:________________________________
Title:_______________________________